EXHIBIT 10.2

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of the day of December 15, 2022 (the “Effective Date”), by and among Intellegence Parking Group Limited a Cayman Island company, and the shareholders of IGPL (together, the (“Buyer”), Savmobi Technology, Inc., a Nevada corporation (the “Seller”), and McMurdo Law Group, LLC (the “Escrow Agent”), with offices at 1185 Avenue of the Americas, 3rd Floor, New York, NY 10036.

WITNESSETH:

WHEREAS, the Buyer proposes to accept and the Seller proposes to issue 1,000,000,000 shares of common stock of the Company (the “Shares”), pursuant to a definitive share exchange agreement, to be entered into by and between the Seller and the Buyer (the “SEA”), among others;

WHEREAS, the parties hereto will establish an escrow account (the “Escrow Account”), to which the agreed upon Shares (the “Deposit”) will be issued in book-entry and held by the Escrow Agent on or about the Effective Date, and the Escrow Agent is willing to hold the Shares on the terms and subject to the conditions hereinafter set forth;

WHEREAS, the parties hereto propose that the SEA, and any other documents necessary to complete the Transaction (the “Documents”) are to be delivered to the Escrow Agent, via email at matt@nannaronelaw.com, upon receipt from the Escrow Agent of confirmation of the Deposit, and the Escrow Agent is willing to hold the Shares on the terms and subject to the conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Shares. The Escrow Agent shall hold the Shares in escrow, subject to completion of the audit of the Buyer. The purpose of the holding of the Shares in escrow is for the Buyer to complete its required audit.

2.  Shares to the Escrow Agent.

2.1 The Seller shall promptly issue the Shares on or about the Effective Date (the “Final Issue Date”), unless otherwise mutually extended. The amount of Shares so issued is hereinafter referred to as the “Escrow Shares”.

2.2 The Parties shall promptly deliver the Documents to the Escrow Agent, at the address listed above.

3.  Disbursement of the Shares from Escrow Agent.

3.1 The Escrow Agent shall release the Shares to the Buyer upon completion of the Buyer’s audit, as required in the SEA.

3.2 Upon disbursement of the Escrow Shares and the Documents pursuant to the terms of this Section, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement as related to such Escrow Shares.

4.  Intentionally Omitted.

5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1  The Escrow Agent shall not be responsible for the performance by Buyer or the Seller of their respective obligations under this Agreement.

5.2  The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.6  The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Shares or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Escrow Shares or any part thereof.

6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Buyer, the Seller and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Buyer and the Seller specifying a date when such resignation shall take effect and upon delivery of the Escrow Shares to the successor escrow agent designated by the Buyer and Seller in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Buyer and the Seller fail to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the Escrow Shares to the Buyer, without interest thereon or deduction, except for wire transfer fees, if any. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrow

Shares. Upon its resignation and delivery of the Escrow Shares as set forth in this Section 5, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. The resigning Escrow Agent shall be entitled to be reimbursed by the Buyer and the Seller for any expenses incurred in connection with its resignation, transfer of the Escrow Shares to a successor escrow agent or distribution of the Escrow Shares pursuant to this Section 6.

7. Fees and Expenses. The Escrow Agent shall be entitled to an escrow fee of $2,500 to be paid by the Selle. The Seller agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

8. Representations and Warranties. The Buyer and the Seller hereby, severally represent and warrant to the Escrow Agent that:

8.1 No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Shares or any part thereof.

8.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Shares or any part thereof.

8.3 All of the information contained in this Agreement is, as of the date hereof, and will be, at the time of any disbursement of the Escrow Shares, true and correct.

9. Indemnification and Contribution.

9.1 The Buyer and the Seller (together, the “Indemnitors”) agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any or all of the Indemnitees.

9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors or any one of them.

9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Escrow Shares, resignation of the Escrow Agent or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Escrow Shares pursuant to Section 3, provided that the rights of the Escrow Agent and the obligations of the other parties hereto shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Shares shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12. Notices. All notices required to be given in connection with this Agreement shall be sent by (i) facsimile transmission or email in portable document format (.pdf), (ii) registered or certified mail, return receipt requested, (iii) hand delivery with receipt acknowledged, or (iv) by the Express Mail service offered by the United States Postal Service, and addressed, if to the Buyer or Seller, at their respective address set forth above, and if to the Escrow Agent, at its address set forth above.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith. If any conflict arises between this Agreement and the SEA, the SEA shall control.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

MCMURDO LAW GROUP, LLC

Matthew McMurdo, Esq.

/s/ Matthew McMurdo
Matthew McMurdo

BUYER

Intellegence Parking Group Limited

By:	/s/ ZHANG Guowei
Name:	ZHANG Guowei
Title:	CEO & Sole Director

SELLER

Savmobi Technology, Inc.

By:	/s/ Chen Xinxin
Name:	Chen Xinxin
Title:	Chief Executive Officer